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                                                                   EXHIBIT 10.29


                     FIRST AMENDMENT TO TRANSITION AGREEMENT

This First Amendment to Transition Services Agreement is made as of this 21st day of December, 1999 by and between Smith & Nephew, Inc. ("S&N") and DonJoy, L.L.C. ("DonJoy, L.L.C.")

                             PRELIMINARY STATEMENTS

A. S&N and DonJoy, L.L.C. entered into a certain Transition Services Agreement dated as of June 30, 1999 ("Transition Services Agreement").

B. S&N and DonJoy, L.L.C. mutually desire to amend the Transition Services Agreement.

NOW THEREFORE, the parties hereto agree as follows:

Item 9 of Exhibit A to the Transition Services Agreement is hereby deleted in its entirely and the following shall be substituted in lieu thereof:

    "S&N will act as the sole authorized European representative for CE regulation through December 31, 1999. The parties acknowledge that DonJoy, L.L.C. has retained the services of Quality First International Limited ("QFI") to serve as its authorized European representative commencing January 1, 2000. The parties further acknowledge that certain products sold by DonJoy, L.L.C. and its predecessor prior to December 31, 1999 and DonJoy, L.L.C. products in inventory as of December 31, 1999 designate S&N as the authorized European representative (collectively "Covered Products"). The parties also acknowledge that incidents relating to the Covered Products may be reported to S&N since S&N was the designated authorized European representative. S&N agrees to refer all inquiries, comments and complaints received by S&N as the designated European representative for the Covered Products to QFI at 20 Eversley Road, Bexhill on Sea, East Sussex, TN40 1HE, United Kingdom. S&N shall have the right to terminate the obligations set forth in this Item 9 by providing thirty (30) days prior written notice to DonJoy, L.L.C.; provided, however, such notice shall not be given any earlier than November 30, 2000. DonJoy, L.L.C. shall have the right to terminate the rights and obligations under this Item 9 any time by prior written notice to S&N. S&N shall have no obligations after December 31, 1999 with respect to authorized European representative matters other than to make the referrals to QFI as described above and provide documents, notices, information or materials received by S&N relating to Covered Products to QFI in an expeditious manner. Without limiting the foregoing, S&N shall not be obligated to make any adverse incident notification submissions. DonJoy, L.L.C. agrees not to identify S&N as the authorized European representative in conjunction with any product that are manufactured by or on behalf of DonJoy, L.L.C. after December 31, 1999."


    SMITH & NEPHEW, INC.                DONJOY, L.L.C.

    By: _____________________           By: _____________________

    Title: __________________           Title: __________________